     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 27, 2000


                                                      REGISTRATION NO. 333-30178
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 5 TO


                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                FUTURELINK CORP.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

               DELAWARE                                 7371                                95-4763404
     (STATE OR OTHER JURISDICTION           (PRIMARY STANDARD INDUSTRIAL                 (I.R.S. EMPLOYER
  OF INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)                IDENTIFICATION NO.)

                              6 MORGAN, SUITE 100
                            IRVINE, CALIFORNIA 92618
                                 (949) 837-8252
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                              6 MORGAN, SUITE 100
                            IRVINE, CALIFORNIA 92618
(ADDRESS OF PRINCIPAL PLACE OF BUSINESS OR INTENDED PRINCIPAL PLACE OF BUSINESS)

                              PHILIP R. LADOUCEUR
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                FUTURELINK CORP.
                              6 MORGAN, SUITE 100
                            IRVINE, CALIFORNIA 92618
                                 (949) 837-8252
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   COPIES TO:

       STEPHEN D. COOKE, ESQ.                 THOMAS R. POLLOCK, ESQ.               PAMELA B. KELLY, ESQ.
PAUL, HASTINGS, JANOFSKY & WALKER LLP  PAUL, HASTINGS, JANOFSKY & WALKER LLP           LATHAM & WATKINS
  695 TOWN CENTER DRIVE, 17TH FLOOR         399 PARK AVENUE, 31ST FLOOR        633 WEST 5TH STREET, SUITE 4000
    COSTA MESA, CALIFORNIA 92626           NEW YORK, NEW YORK 10022-4697      LOS ANGELES, CALIFORNIA 90071-2007
           (714) 668-6200                         (212) 318-6000                        (213) 485-1234

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


SEC registration fee........................................  $   37,240
NASD filing fee.............................................      13,581
Blue Sky fees and expenses..................................       7,500
Attorneys' fees and expenses................................   1,300,000
Accountants' fees and expenses..............................     690,000
Transfer Agent's and Registrar's fees and expenses..........      10,000
Printing and engraving fees.................................     730,000
Miscellaneous...............................................      60,000
                                                              ----------
          Total.............................................  $2,848,321
                                                              ==========


     The amounts set forth above are estimates except for the SEC registration fee and the NASD filing fee.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities, including attorneys' fees, incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the Company only as authorized in each specific case upon a determination by the shareholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

     The Company's Certificate of Incorporation provides that to the fullest extent permitted by the laws of the State of Delaware, as the same may be amended from time to time, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

     The Certificate of Incorporation and By-Laws provide for indemnification of its directors and officers to the fullest extent permitted by Delaware law, as the same may be amended from time to time.

     In addition, the Company maintains liability insurance for its directors and officers.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     Since January 1, 1997, we have issued the following securities without registration under the Securities Act. Each of the disclosures take into account the stock splits referred to in the prospectus.

 1. On June 9, 1997, we issued 6,000 shares of common stock to two non-U.S. residents. In exchange for the issuance, we received total consideration of $10,000. We issued these securities under an exemption provided by Rule 903 of Regulation S under the Securities Act Rules. We made no directed selling efforts of these securities within the United States. The purchasers of the securities certified that they are not U.S. persons, that they were not acquiring the securities for the account or benefit of any U.S. person and that they would not resell the securities in the U.S. for at least one year. The securities issued by us were appropriately legended to reflect these restrictions and we have the right to refuse to register any transfer of these securities not made in accordance with Regulation S.

 2. On July 23, 1997, we issued 10,000 shares of common stock to twenty-three non-U.S. residents. In exchange for the issuance, we received total consideration of $100,000. We issued these securities under an exemption provided by Rule 903 of Regulation S under the Securities Act Rules. We made no directed selling efforts of these securities within the United States. Each purchaser of the securities certified that it is not a U.S. person, was not acquiring the securities for the account or benefit of any U.S. person and would not resell the securities in the U.S. for at least one year. The securities issued by us were appropriately legended to reflect these restrictions and we have the right to refuse to register any transfer of these securities not made in accordance with Regulation S.

 3. On December 18, 1997, we issued 2,000,000 shares of common stock to twenty-five non-U.S. residents. In exchange for the issuance, we received total consideration of $100,000. We issued these securities under an exemption provided by Rule 903 of Regulation S under the Securities Act Rules. We made no directed selling efforts of these securities within the United States. The purchasers of the securities certified they are not U.S. persons, and were not acquiring the securities for the account or benefit of any U.S. person.

 4. On January 20, 1998, we issued 308,000 shares of common stock to 5 non-US residents. In exchange for the issuances, we received 1,540,000 Class A Common Voting shares of FutureLink Alberta. We also issued 700,000 shares of common stock to 18 entities or individuals who were officers, directors, or employees of FutureLink Alberta, or their nominees, in exchange for prior services. We issued these securities under an exemption provided by Rule 903 of Regulation S under the Securities Act Rules. We made no directed selling efforts of these securities within the United States. Each recipient of these securities certified that it is not a U.S. person, was not acquiring the securities for the account or benefit of any U.S. person and would not resell the securities in the U.S. for at least one year. The securities issued by us were appropriately legended to reflect these restrictions and we have the right to refuse to register any transfer of these securities not made in accordance with Regulation S.

 5. On January 29, 1998, we issued 16,666 shares of common stock and a warrant to purchase up to 16,666 shares of common stock, which is now expired, to a non-U.S. entity. In exchange for this issuance, we received total consideration of $250,000. We issued these securities under an exemption provided by Rule 903 of Regulation S under the Securities Act Rules. We made no directed selling efforts of these securities within the United States. The purchaser of the securities certified that it is not a U.S. person, was not acquiring the securities for the account or benefit of any U.S. person and would not resell the securities in the U.S. for at least one year. The securities issued by us were appropriately legended to reflect these restrictions and we have the right to refuse to register any transfer of these securities not made in accordance with Regulation S.

 6. On April 3, 1998, we issued 13,696 shares of common stock and a warrant to purchase up to 13,696 shares of common stock to a non-U.S. entity. In exchange for the issuances, we received total consideration of $256,000. We issued these securities under an exemption provided by Rule 903 of Regulation S under the Securities Act Rules. We made no directed selling efforts of these securities within the United States. The purchaser of the securities certified that it is not a U.S. person, was not acquiring the securities for the account or benefit of any U.S. person and would not resell the securities in the U.S. for at least one year. The securities issued by us were appropriately legended to reflect these restrictions and we have the right to refuse to register any transfer of these securities not made in accordance with Regulation S.

 7. On April 3, 1998, we issued 7,467 shares of common stock and a warrant to purchase up to 7,467 shares of common stock to a non-U.S. entity. In exchange for the issuances, we received total consideration of $140,000. We issued these securities under an exemption provided by Rule 903 of Regulation S under the Securities Act Rules. We made no directed selling efforts of these securities within the United States. The purchaser of the securities certified that it is not a U.S. person, was not acquiring the securities for the account or benefit of any U.S. person and would not resell the securities in the U.S. for at least one year. The securities issued by us were appropriately legended to reflect these restrictions and we have the right to refuse to register any transfer of these securities not made in accordance with Regulation S.

 8. On April 22, 1998, we issued 9,333 shares of common stock and a warrant to purchase up to 9,333 shares of common stock to a non-U.S. entity. In exchange for the issuances, we received total consideration of $140,000. We issued these securities under an exemption provided by Rule 903 of Regulation S under the Securities Act Rules. We made no directed selling efforts of these securities within the United States. The purchaser of the securities certified that it is not a U.S. person, was not acquiring the securities for the account or benefit of any U.S. person and would not resell the securities in the U.S. for at least one year. The securities issued by us were appropriately legended to reflect these restrictions and we have the right to refuse to register any transfer of these securities not made in accordance with Regulation S.

 9. On April 24, 1998, we issued 4,000 shares of common stock and a warrant to purchase up to 4,000 shares of common stock to a non-U.S. entity. In exchange for the issuances, we received total consideration of $60,000. We issued these securities under an exemption provided by each of Rule 903 of Regulation S under the Securities Act Rules. We made no directed selling efforts of these securities within the United States. The purchaser of the securities certified that it is not a U.S. person, was not acquiring the securities for the account or benefit of any U.S. person and would not resell the securities in the U.S. for at least one year. The securities issued by us were appropriately legended to reflect these restrictions and we have the right to refuse to register any transfer of these securities not made in accordance with Regulation S.

10. On April 29, 1998, we issued 117,756 shares of common stock and a warrant to purchase up to 117,756 shares of common stock to a non-U.S. entity. In exchange for this issuance, we received total consideration of $382,706. We also issued 107,692 shares of common stock and a warrant to purchase up to 107,692 shares of common stock to a second non-US entity. In exchange for this issuance, we received total consideration of $350,000. We issued all of these securities under an exemption provided by Rule 903 of Regulation S under the Securities Act Rules. We made no directed selling efforts of these securities within the United States. Each purchaser of these securities certified that it is not a U.S. person, was not acquiring the securities for the account or benefit of any U.S. person and would not resell the securities in the U.S. for at least one year. The securities issued by us were appropriately legended to reflect these restrictions and we have the right to refuse to register any transfer of these securities not made in accordance with Regulation S.

11. On August 14, 1998, we financed, with Thomson Kernaghan & Co. Limited, a non-U.S. entity, a $5 million convertible debenture facility consisting of 10% convertible debentures and warrants to subscribe for 208,333 shares of common stock. We placed in an escrow account 3,800,000 shares of common stock underlying the convertible debenture and warrants. We also compensated Thomson Kernaghan & Co. Limited for acting as a financial consultant to us by issuing it 64,703 shares of common stock. In February 1999, we increased the total of this debenture facility to $6,000,000. On April 26, 1999, we repriced the warrants and set a new fixed conversion price for the debentures. At that time, we also issued to Thomson Kernaghan & Co. Limited additional warrants to purchase 1,121,201 shares of common stock. On June 1, 1999, we issued 36,706 shares of common stock to Thomson Kernaghan & Co. Limited to cover interest accrued on $1,470,000 of outstanding convertible debentures which had been called by us in accordance with the April 26, 1999 amendment. Effective December 7, 1999, we entered into another agreement with Thomson

    Kernaghan & Co. Limited its remaining $1.53 million of convertible debentures and exercised its remaining warrants, under which it converted these debentures the accrued interest on the debentures plus these warrants into 2,882,867 shares of common stock and received an additional 125,000 shares. A portion of the securities were registered under Amendment No. 4 to our registration statement on Form SB-2 filed December 21, 1998. The rest of the securities were issued under an exemption provided by Rule 903 of Regulation S under the Securities Act Rules. We made no directed selling efforts of these securities within the United States. Thomson Kernaghan & Co. Limited certified that it is not a U.S. person, was not acquiring the securities for the account or benefit of any U.S. person and would not resell the securities in the U.S. for at least one year, except in accordance with the registration statement. The securities issued by us were appropriately legended to reflect these restrictions and we have the right to refuse to register any transfer of these securities not made in accordance with Regulation S. Rule 506 of Regulation D under the Securities Act Rules could also be relied upon to exempt this transaction from registration requirements.

12. On August 24, 1998, we issued 4,250,000 exchangeable shares convertible into 850,000 shares of common stock to two non-US residents. In exchange for the issuance, we received all of the outstanding stock of Riverview Management Corporation, (renamed FutureLink/SysGold Ltd. at closing) and, indirectly, its wholly-owned subsidiaries SysGold Inc., and SysGold Ltd. We issued these securities under an exemption provided by Rule 903 of Regulation S under the Securities Act Rules. We made no directed selling efforts of these securities within the United States. Both purchasers of the securities certified that they are not U.S. persons, were not acquiring the securities for the account or benefit of any U.S. person and would not resell the securities in the U.S. for at least one year. The securities issued by us were appropriately legended to reflect these restrictions and we have the right to refuse to register any transfer of these securities not made in accordance with Regulation S.

13. On November 23, 1998, we issued 334,755 shares of common stock to 77 non-U.S. investors. In exchange for the issuances, we received 1,673,775 shares of Class A Common Voting shares of FutureLink Alberta, giving us 96.4% of FutureLink Alberta's voting stock. We issued these securities under an exemption provided by Rule 903 of Regulation S under the Securities Act Rules. We made no directed selling efforts of these securities within the United States. The purchasers of the securities certified that they are not U.S. persons, were not acquiring the securities for the account or benefit of any U.S. person and would not resell the securities in the U.S. for at least one year. The securities issued by us were appropriately legended to reflect these restrictions and we have the right to refuse to register any transfer of these securities not made in accordance with Regulation S.

14. On February 22, 1999, we issued a $150,620.62 convertible debenture to two non-U.S. residents, and granted to each of these persons warrants to purchase up to 75,310 shares of common stock. The issuances were made in exchange for the satisfaction of the principal and interest due on loans of $144,632 that each purchaser had made to us on August 11, 1998. On August 18, 1999, we issued 27,431 shares to one of the purchasers on conversion of the remaining $54,862 of debenture principal outstanding. During February 2000, we issued 144,742 shares to these purchasers upon the exercise of their warrants. We issued these securities under an exemption provided by Rule 903 of Regulation S under the Securities Act Rules. We made no directed selling efforts of these securities within the United States. The purchasers of the securities certified that they are not U.S. persons, were not acquiring the securities for the account or benefit of any U.S. person and would not resell the securities in the U.S. for at least one year. The securities issued by us were appropriately legended to reflect these restrictions and we have the right to refuse to register any transfer of these securities not made in accordance with Regulation S.

15. On February 26, 1999, we issued an aggregate of 23,500 shares of our common stock to the remaining 12 minority shareholders of FutureLink Alberta, all of whom are non-US residents. In exchange for the issuances, we received the final 107,500 Class A Common Voting Shares of FutureLink Alberta which we did not already own. We issued these securities under an exemption provided by Rule 903 of Regulation S under the Securities Act Rules. We made no directed selling efforts of these securities within the United States. The purchasers of the securities certified that they were not U.S. persons, were not acquiring the securities for the account or benefit of any U.S. person and would not resell the securities in the U.S. for at least one year. The securities issued by us were appropriately legended to reflect these restrictions and we have the right to refuse to register any transfer of these securities not made in accordance with Regulation S.

16. On March 2, 1999, we issued an aggregate of $500,000 in 8% convertible debentures, and warrants to purchase up to 26,553 shares of common stock to a U.S.-based entity. In exchange for this issuance, we received total consideration of $500,000. In August 1999, we issued 355,836 shares to such entity upon conversion of the principal amount of the debenture together with interest and penalties. In December 1999, this entity it exercised its warrants to acquire 26,553 shares of common stock. We issued these securities under an exemption provided by Rule 506 of Regulation D under the Securities Act Rules. The purchaser of these securities certified that it was an "accredited investor" as defined in Rule 501 of Regulation D, was acquiring the securities as an investment and not with a view to distribution, and would not resell the securities unless they became registered or another exemption from registration was available. The securities issued by us were appropriately legended to reflect these restrictions.

17. Between April 29 and May 7, 1999, we issued 8% Senior Subordinated Convertible Notes totaling $8,038,500 to various investors, including $433,000 in notes to certain members of management. We also issued warrants to acquire up to 3,802,750 shares of common stock to the various investors and warrants to purchase 216,500 shares to members of our management. Commonwealth Associates, L.P. acted as our placement agent and advisor in the offering in exchange for $723,465 (9% of the gross proceeds of the offering) and 4,000,001 agent's warrants. Between August 23, 1999 and November 8, 1999 we issued 8,579,020 shares upon the conversion of $7,418,000 of principal outstanding on the notes. We also issued 7,329,782 shares upon the exercise of 7,709,001 warrants and agent's warrants. Effective April 29, 2000, the remaining $620,500 of notes converted into 676,408 shares of our common stock. Between May 1 and May 31, 2000, 20,704 shares of common stock were issued upon the exercise of a further 22,500 warrants. These securities were issued by us pursuant to an exemption from registration requirements provided by Rule 506 of Regulation D under the Securities Act Rules. The purchasers of these securities certified that they were "accredited investors" as defined in Rule 501 of Regulation D, were acquiring the securities as an investment and not with a view to distribution, and would not resell the securities unless they became registered or another exemption from registration was available. The securities issued by us were appropriately legended to reflect these restrictions.

18. On May 7, 1999, we issued a 10% convertible debenture in the amount of $278,160 and a warrant to purchase up to 44,505 shares of common stock to a non-U.S. entity. We made these issuances in satisfaction of a debt in the amount of $278,160 owed to that entity. On March 30, 2000, this entity elected to convert $200,000 of the principal amount of its convertible debenture plus accrued interest into 189,160 shares of common stock. We issued these securities pursuant to an exemption provided by Rule 903 of Regulation S under the Securities Act Rules. We made no directed selling efforts of these securities within the United States. The purchaser of the securities certified that it is not a U.S. person, was not acquiring the securities for the account or benefit of any U.S. person and would not resell the securities in the U.S. for at least one year. The securities issued by us were appropriately legended to reflect these restrictions and we have the right to refuse to register any transfer of these securities not made in accordance with Regulation S.

19. On June 1, 1999, we effected a one-for-five reverse stock split. We issued 227 new shares to round fractional shares up to the nearest whole share as directed by the Securities and Exchange Commission.

20. On July 27, 1999, we issued $15 million in units, consisting of 8% senior subordinated convertible notes and warrants to purchase up to 2,250,000 shares of common stock, to various investors. In exchange for those issuances, we received gross proceeds of $15 million. Commonwealth Associates, L.P. acted as our placement agent and advisor in the offering in exchange for commissions and placement fees equal to $1,350,000 (9% of the gross proceeds of the offering) and 225,000 agent's warrants. In October 1999, we issued 2,727,172 shares and warrants which currently entitle their holders to purchase an additional 727,042 shares of common stock upon the automatic conversion of the notes. We issued these securities under an exemption provided by Rule 506 of Regulation D under the Securities Act Rules. The purchaser of these securities certified that they were "accredited investors" as defined in Rule 501 of Regulation D, were acquiring the securities as an investment and not with a view to distribution, and would not resell the securities unless they became registered or another exemption from registration was available. The securities issued by us were appropriately legended to reflect these restrictions.

21. On August 1, 1999, we issued 232,829 shares of common stock to Vincent L. Romano and delivered such shares to an escrow account. In exchange for the issuance, Mr. Romano agreed to serve as our Executive Vice President of Sales and Marketing. We issued these securities to Mr. Romano under an exemption provided by Rule 506 of Regulation D under the Securities Act Rules. Mr. Romano certified that he was an "accredited investor" as defined in Rule 501 of Regulation D, was acquiring the securities as an investment and not with a view to distribution, and would not resell the securities unless they became registered or another exemption from registration was available. The securities issued by us were appropriately legended to reflect these restrictions.

22. Effective August 7, 1999, we issued 53,552 shares of common stock and 33,467 warrants to purchase shares of common stock to a U.S. entity. In exchange for the issuances and certain other consideration, we retained that entity to provide us with marketing and advertising services. We issued these securities under an exemption provided by Rule 506 of Regulation D under the Securities Act Rules. The purchaser of these securities certified that it was an "accredited investor" as defined in Rule 501 of Regulation D, was acquiring the securities as an investment and not with a view to distribution, and would not resell the securities unless they became registered or another exemption from registration was available. The securities issued by us were appropriately legended to reflect these restrictions.

23. On October 15, 1999, we issued 7,200,000 shares of common stock to the Holmes Trust, a trust formed pursuant to the laws of California. In exchange for this issuance and certain other consideration, we acquired all of the outstanding shares of Executive LAN Management, Inc., doing business as Micro Visions. Pursuant to our agreement to acquire Micro Visions, on April 14, 2000 we issued a further 1,200,000 shares of common stock to the Holmes Trust. We issued these securities under an exemption provided by Rule 506 of Regulation D under the Securities Act Rules. The Holmes Trust certified that it was an "accredited investor" as defined in Rule 501 of Regulation D, was acquiring the securities as an investment and not with a view to distribution, and would not resell the securities unless they became registered or another exemption from registration was available. The securities issued by us were appropriately legended to reflect these restrictions.

24. On October 15, 1999, we issued 9,090,909 shares of common stock and warrants to purchase up to 2,372,727 shares of common stock to various U.S.-based investment funds. In exchange for the issuances, we received total consideration of $50 million. During February 2000, we issued 2,401,041 shares of common stock to such investment funds upon the conversion of these warrants, which gives effect to antidilution since their issuance. Gerard Klauer Mattison & Co., Inc. acted as our placement agent in the offering and received commissions and placement fees equal to $3 million (6% of the gross proceeds of the offering) and agent's warrants which currently allow that firm to acquire 928,551 shares of common stock. We issued these securities under an exemption provided by Rule 506 of Regulation D under the Securities Act Rules. Each purchaser of these securities certified that it was an "accredited investor" as defined in Rule 501 of Regulation D, was acquiring the securities as an investment and not with a view to distribution, and would not resell the securities unless they became registered or another exemption from registration was available. The securities issued by us were appropriately legended to reflect these restrictions.

25. On November 3, 1999, we issued warrants to purchase up to 29,413 shares of our common stock to TBCC Funding Trust. The issuance was made at the same time as a lease financing arrangement with Transamerica Business Credit Corporation. We issued these securities under an exemption provided by Rule 506 of Regulation D under the Securities Act Rules. TBCC Funding Trust certified that it was an "accredited investor" as defined in Rule 501 of Regulation D, was acquiring the securities as an investment and not with a view to distribution, and would not resell the securities unless they became registered or another exemption from registration was available. The securities issued by us were appropriately legended to reflect these restrictions.

26. On November 5, 1999, we issued 1,181,816 shares of our common stock to the 11 former shareholders of CN Networks, Inc. In exchange for the issuances and certain other consideration, we acquired all of CN Networks, Inc.'s outstanding shares. We issued these securities under an exemption provided by Rule 506 of Regulation D under the Securities Act Rules. Of the selling shareholders, all of whom reside in California, one was accredited and 10 were non-accredited. The non-accredited investors were furnished with information on our company in compliance with the provisions of Rule 502(b) of Regulation D. The single accredited investor certified to us that it is an "accredited investor" as defined in Rule 501 of Regulation D. All of the former shareholders of CN Networks, Inc. certified that they were acquiring the securities as an investment and not with a view to distribution and would not resell the securities unless they became registered or another exemption from registration was available. The securities issued by us were appropriately legended to reflect these restrictions.

27. On November 26, 1999, we issued 1,298,705 shares of our common stock to the 16 former shareholders of Async Technologies, Inc. In exchange for the issuances and certain other consideration, we acquired all of the outstanding shares of Async Technologies, Inc. Pursuant to our agreement to acquire Async Technologies, Inc., on April 7, 2000 we issued a further 439,850 shares of common stock to certain former shareholders of Async Technologies, Inc. We issued these securities under an exemption provided by Rule 506 of Regulation D under the Securities Act Rules of the selling shareholders, all of whom reside in Michigan, two were accredited and 14 were non-accredited. The non-accredited investors were furnished with information on our company in compliance with the provisions of Rule 502(b) of Regulation D. The accredited investors certified to us that they were "accredited investors" as defined in Rule 501 of Regulation D. All of the former shareholders of Async Technologies, Inc. certified that they were acquiring the securities as an investment and not with a view to distribution and would not resell the securities unless they became registered or another exemption from registration was available. The securities issued by us were appropriately legended to reflect these restrictions.

28. On December 12, 1999, we issued 112,590 shares of common stock to a U.S. entity. In exchange for the issuance, we received total consideration of $2.2 million. We issued these securities under an exemption provided by Rule 506 of Regulation D under the Securities Act Rules. The purchaser of these securities certified that it was an "accredited investor" as defined in Rule 501 of Regulation D, was acquiring the securities as an investment and not with a view to distribution, and would not resell the securities unless they became registered or another exemption from registration was available. The securities issued by us were appropriately legended to reflect these restrictions.

29. On December 16, 1999, we issued a warrant to acquire up to 13,140 shares of common stock to EMC(2) Corporation. The issuance was made as partial consideration for an equipment financing arrangement. We issued these securities under an exemption provided by Rule 506 of Regulation D under the Securities Act Rules. EMC(2) Corporation certified that it was an "accredited investor" as defined in Rule 501 of Regulation D, was acquiring the securities as an investment and not with a view to distribution, and would not resell the securities unless they became registered or another exemption from registration was available. The securities issued by us were appropriately legended to reflect these restrictions.

30. On December 22, 1999, we issued 2,160,307 shares of common stock to the selling shareholders of KNS Holdings Limited, a foreign entity, all of such selling shareholders being non-U.S. residents or entities. In exchange for the issuances and certain other consideration, we acquired all of the outstanding shares of KNS Holdings Limited. We issued these securities under an exemption provided by Rule 903 of Regulation S under the Securities Act Rules. We made no directed selling efforts of these securities within the United States. The purchasers of the securities certified that they were not U.S. persons, were not acquiring the securities for the account or benefit of any U.S. person and would not resell the securities in the U.S. for at least one year. The securities issued by us were appropriately legended to reflect these restrictions and we have the right to refuse to register any transfer of these securities not made in accordance with Regulation S.

31. On January 31, 2000, we issued 1,026,316 shares of common stock to the two selling shareholders of Vertical Software, Inc. d.b.a VSI Technology Solutions. In exchange for the issuances and certain other consideration, we acquired all of the outstanding shares of VSI Technology Solutions. We issued these securities under an exemption provided by Rule 506 of Regulation D under the Securities Act Rules both selling shareholders were accredited investors and certified to us that they complied with Rule 501 of Regulation D. These former shareholders of Vertical Software, Inc. certified that they were acquiring the securities as an investment and not with a view to distribution and would not resell the securities unless they became registered or another exemption from registration was available. The securities issued by us were appropriately legended to reflect these restrictions.

32. On February 29, 2000, we issued 1,975,170 shares of common stock to the four selling shareholders of MicroLAN Systems, Inc., doing business as Madison Technology Group, Madison Consulting Resources, Inc. and Madison Consulting Resources NJ, Inc. to acquire all of the outstanding shares of such companies. We issued these securities pursuant to an exemption provided by Rule 506 of Regulation D under the Securities Act Rules. All four selling shareholders certified to us that they are "accredited investors" as defined in Rule 501 of Regulation D. All of the former shareholders of these companies also certified that they were acquiring the securities as an investment and not with a view to distribution and would not resell the securities unless they became registered or another exemption from registration was available. The securities issued by us were appropriately legended to reflect these restrictions. The shares were issued under a stock purchase agreement that was entered into prior to the filing of this registration statement and had no conditions to closing for the selling shareholders that were within their control.

33. Between June 29, 1998 and May 31, 2000, we issued an aggregate of 11,938,100 stock options to directors, officers and employees at various exercises prices of which 4,000,000 underlying shares were registered by our registration statement on Form S-8 filed August 6, 1999 and 4,500,000 underlying shares were registered by our registration statement on Form S-8 filed February 29, 2000. We issued these securities under Rule 701 of Regulation E under the Securities Act Rules.

34. On February 11, 2000 we agreed to, and on March 1, 2000 did issue, warrants to acquire, in the aggregate, up to 3,000,000 shares of common stock to a U.S. entity to settle litigation commenced against us by such entity claiming fees for financial advisory services earned between April 1999 and November 1999. We issued these securities under an exemption provided for Rule 506 of Regulation D under the Securities Act Rules. The party to whom we issued these securities is an "accredited investor" as defined in Rule 501 of Regulation D, acquired the securities as an investment and not with a view to distribution, and has agreed to not resell the securities unless they became registered or another exemption from registration was available. The securities issued by us were appropriately legended to reflect these restrictions.

35. On February 3, 2000 we entered into a definitive agreement to acquire all of the outstanding shares of Charon Systems Inc., a foreign entity, from its 14 current shareholders, all of whom being non-US residents or entities. At closing, we intend to issue 2,199,973 shares of common stock as part of the consideration payable to these non-U.S. selling shareholders pursuant to an exemption provided by Rule 903 of Regulation S under the Securities Act Rules. The selling shareholders will be required to certify that they are not U.S. persons, that they are not acquiring the securities for the account or benefit of any U.S. person and that they will not resell the securities in the U.S. for at least one year. When we issue these securities, we intend to appropriately legend the certificates representing these securities to reflect these restrictions and we will retain the right to refuse to register any transfer of these securities not made in accordance with Regulation S.

36. On April 28, 2000, we issued 1,746,704 shares of common stock and warrants to purchase up to 441,176 shares of common stock to two U.S.-based investment funds. In exchange for the issuances, we received total consideration of $15.0 million. We issued these securities under an exemption provided by Rule 506 of Regulation D under the Securities Act Rules. Each purchaser of these securities certified that it was an "accredited investor" as defined in Rule 501 of Regulation D, was acquiring the securities as an investment and not with a view to distribution, and would not resell the securities unless they became registered or another exemption from registration was available. The securities issued by us were appropriately legended to reflect these restrictions.

     Except as otherwise set forth above, no underwriters were engaged in the sales of securities described above.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) EXHIBITS


EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------
     1.1    Form of Underwriting Agreement(17)
     2.1    Share Purchase Agreement dated August 4, 1998 between
            FutureLink Distribution Corp., a Colorado corporation,
            Donald A. Bialik, Olivia B. Bialik, Bialik Family Trust,
            Riverview Management Corporation, SysGold Ltd., and
            FutureLink Distribution Corp., an Alberta corporation(1)
     2.2    Targetco Acquisition Agreement dated August 3, 1998 between
            FutureLink Distribution Corp., a Colorado corporation, and
            FutureLink Alberta(1)
     2.3    Amending Agreement to Share Purchase Agreement dated August
            21, 1998 between FutureLink Distribution Corp., a Colorado corporation, Donald A. Bialik, Olivia B. Bialik, Bialik
            Family Trust, Riverview Management Corporation, SysGold
            Ltd., and FutureLink Alberta(3)
     2.4    Agreement and Plan of Reorganization and Merger dated June
            2, 1999 between FutureLink Distribution Corp., FutureLink
            California Acquisition Corp., Executive LAN Management,
            Inc., dba Micro Visions, and the selling shareholders of
            Micro Visions(6)
     2.5    Agreement and Plan of Merger dated August 1, 1999 between
            FutureLink Distribution Corp. and FutureLink California
            Acquisition Corporation, a Delaware corporation(8)
     2.6    Agreement and Plan of Reorganization and Merger dated
            September 7, 1999 between FutureLink Distribution Corp.,
            FutureLink Pleasanton Acquisition Corp., CN Networks, Inc.,
            and the selling shareholders of CN Networks, Inc.(9)
     2.7    Agreement and Plan of Reorganization and Merger dated
            September 7, 1999 between FutureLink Distribution Corp.,
            FutureLink Michigan Acquisition Corp., Async Technologies,
            Inc., and the selling shareholders of Async Technologies,
            Inc.(10)
     2.8    Certificate of Merger dated October 15, 1999 of FutureLink
            Distribution Corp., a Colorado corporation, into FutureLink
            California Acquisition Corp., a Delaware corporation(8)
     2.9    Amending Agreement dated October 15, 1999 to Agreement and
            Plan of Reorganization and Merger between FutureLink Corp.,
            FutureLink California Acquisition Corp., and the selling
            shareholders of Executive LAN Management, Inc.(8)
     2.10   Amending Agreement dated October 29, 1999 to Agreement and
            Plan of Reorganization and Merger, between FutureLink
            Distribution Corp., FutureLink Michigan Acquisition Corp.,
            Async Technologies, Inc., and the selling shareholders of
            Async Technologies, Inc.(10)

EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------
     2.11   Amending Agreement dated October 31, 1999 to Agreement and
            Plan of Reorganization and Merger between FutureLink Corp.,
            FutureLink Pleasanton Acquisition Corp., CN Networks, Inc.
            and the selling shareholders of CN Networks, Inc.(9)
     2.12   Amending Agreement dated November 14, 1999 to Agreement and
            Plan of Reorganization and Merger between FutureLink Corp.,
            FutureLink Michigan Acquisition Corp., Async Technologies,
            Inc., and the selling shareholders of Async Technologies,
            Inc.(10)
     2.13   Agreement for the Sale and Purchase of the Entire Issued
            Share Capital of KNS Holdings Limited dated November 15,
            1999 between FutureLink Corp. and the selling shareholders of KNS Holdings Limited(11)
     2.14   Amending Agreement dated November 26, 1999 to Agreement and
            Plan of Reorganization and Merger between FutureLink Corp.,
            FutureLink Michigan Acquisition Corp., Async Technologies,
            Inc., and the selling shareholders of Async Technologies,
            Inc.(10)
     2.15   Supplemental Agreement dated December 20, 1999 to Agreement for Sale and Purchase of the Entire Issued Share Capital of
            KNS Holdings Limited, between FutureLink Corp. and the
            selling shareholders of KNS Holdings Limited(11)
     2.16   The Agreement and Plan of Reorganization and Merger dated
            December 2, 1999 by and among FutureLink Corp., FutureLink
            Maryland Acquisition Corp., Vertical Software, Inc., Curtis
            Eshelman and James C. Harvey(13)
     2.17   The Agreement and Plan of Reorganization and Merger dated
            February 1, 2000 by and among FutureLink Corp., FutureLink
            Delaware Acquisition Corp., MicroLAN Systems Inc., Madison
            Consulting Resources Inc., Madison Consulting Resources (NJ)
            Inc., Ira Silverman, Richard Silverman, Adam Silverman and
            Adam Fox(14)
     3.1    Certificate of Incorporation of FutureLink Corp.(8)
     3.2    Bylaws of FutureLink Corp.(8)
     5.1    Opinion of Paul, Hastings, Janofsky & Walker LLP with
            respect to the validity of the securities being offered(17)
    10.1    Stock Option Plan dated June 29, 1998(1)
    10.2    First Amendment to Second Amended and Restated Stock Option
            Plan dated December 10, 1999, as amended(12)
    10.3    Agency Agreement dated April 14, 1999 between FutureLink
            Distribution Corp. and Commonwealth(5)
    10.4    Letter Agreement dated December 6, 1999 between FutureLink
            Distribution Corp. and Thomson Kernaghan & Co. Limited(12)
    10.5    Advisory Agreement dated May 1, 1999 between FutureLink
            Distribution Corp. and Commonwealth Associates, L.P.(5)
    10.6    Agency Agreement dated July 1, 1999 between FutureLink
            Distribution Corp. and Commonwealth Associates, L.P.(7)
    10.7    Loan Agreement dated August 1, 1999 between FutureLink Corp.
            and Vincent L. Romano(7)
    10.8    Securities Purchase Agreement dated October 15, 1999 between
            FutureLink Corp., Pequot Private Equity Investment Fund II,
            L.P. and certain other investors(8)
    10.9    Amended and Restated Registration Rights Agreement dated
            April 28, 2000 between FutureLink Corp., Pequot Private
            Investment Fund II, L.P., and certain other investors
            (blacklined to the Registration Rights Agreement dated
            October 15, 1999 between the parties which was filed as an
            Exhibit to the Registration Statement on Form SB-2 filed on
            February 11, 2000)(16)
    10.10   Securities Purchase Agreement dated April 28, 2000 between
            FutureLink Corp., Pequot Private Equity Investment Fund II,
            L.P. and Pequot Endowment Fund, L.P.(16)
    10.11   Form of Warrant to Purchase Shares of Common Stock(16)
    10.12   Registration Rights Agreement dated December 6, 1999 between
            FutureLink Corp. and CPQ Holdings, Inc.(12)

EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------
    10.13   Securities Purchase Agreement dated December 6, 1999 between
            FutureLink Corp. and CPQ Holdings, Inc.(12)
    10.14   Employment Agreement dated June 1, 1999 between Philip R.
            Ladouceur and FutureLink Distribution Corp.(12)(18)
    10.15   Employment Agreement dated September 30, 1999 between Glenn
            C. Holmes and FutureLink Corp.(12)
    10.16   Employment Agreement dated August 1, 1999 between Vincent L.
            Romano and FutureLink Corp.(12)
    10.17   Client/Agency Agreement dated August 7, 1999 between Sicola,
            Martin, Koons & Frank, Inc. and FutureLink Distribution
            Corp., as revised(12)
    10.18   Master Loan and Security Agreement dated November 3, 1999
            between Transamerica Business Credit Corporation, FutureLink
            Corp. and FutureLink Micro Visions Corp.(12)
    10.19   Security Agreement dated November 3, 1999 between
            Transamerica Business Credit Corporation and FutureLink
            Distribution Corp.(12)
    10.20   Master Lease and Financing Agreement dated November 15, 1999 between Compaq Financial Services and FutureLink Corp.(12)
    10.21   Master Lease Agreement dated December 16, 1999 between
            EMC(2) and FutureLink Corp.(12)
    10.22   Revised Offer to Lease dated March 24, 1998 between Bow
            Valley Square Management Ltd. and SysGold, Ltd., as amended, for 250 6th Avenue, Calgary(1)
    10.23   Lease Agreement dated September 23, 1999 between Kilroy
            Realty, L.P., Kilroy Realty Corporation, and FutureLink
            Distribution Corporation for 220 Technology Drive, Irvine
            and assignment of Lease Agreement dated October 15, 1999(12)
    10.24   Microsoft Certified Solution Provider Agreement dated
            January 28, 2000 between Microsoft Corporation and
            FutureLink Corp.(15)(19)
    10.25   Microsoft Application Services Agreement dated December 23,
            1999 between Microsoft Corporation and FutureLink
            Corp.(12)(19)
    10.26   Final Invoice/Enrollment Contract (MSCP) dated April 28,
            1998 between Microsoft Corporation and FutureLink Corp.(1)
    10.27   Direct Commercial Service License Agreement dated May 21,
            1999 between Microsoft Corporation and FutureLink
            Distribution Corp.(12)(19)
    10.28   Service Agreement dated June 1, 1998 between Willson
            Stationers Ltd. and FutureLink Alberta(1)
    10.29   Solution Provider Contract dated July 27, 1998 between IBM
            Canada Ltd. and FutureLink/SysGold Ltd.(1)
    10.30   Hosting Services Distributor Agreement (version 4) dated
            November 12, 1998 between Onyx Software Corp. and FutureLink
            Distribution Corp.(12)
    10.31   Onyx Software License Agreement dated August 5, 1998 between
            Onyx Software Corp. and FutureLink Distribution Corp.(12)
    10.32   Alliance Partner Agreement dated October 26, 1998 between
            Great Plains Software and FutureLink Distribution Corp.(12)
    10.33   Citrix Solutions Network Gold Renewal Membership Agreement
            dated July 16, 1999 between Citrix Systems, Inc. and
            FutureLink Distribution Corp.(12)(19)
    10.34   Citrix Solutions Network Platinum Renewal Membership
            Agreement dated April 20, 1999 between Citrix Systems, Inc.
            and Async Technologies, Inc.(12)(19)
    10.35   Information Systems Services Agreement dated January 19,
            1999 between FutureLink Alberta and Numac Energy, Inc.(12)
    10.36   Information Systems Services Agreement dated July 1, 1999
            between Canadian Natural Resources, Ltd. and FutureLink
            Alberta(12)
    10.37   Alliance Partner Agreement dated February 12, 1999 between
            FutureLink Alberta and JAWS Technologies, Inc.(1)

EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------
    10.38   Master Consulting Agreement dated December 1, 1998 between
            Ameriquest Mortgage Company and Micro Visions(12)
    10.39   Internet Data Center Services Agreement dated May 7, 1999
            between Exodus Communications, Inc. and Executive LAN
            Management, Inc.(12)
    10.40   Form of EMC(2) Corporation Software License Agreement(12)
    15.1    Letter of Acknowledgement, Moreland & Davis, Alameda County,
            California(17)
    15.2    Letter of Acknowledgement, M. Jevahirian & Co., Birmingham,
            Michigan(17)
    21.0    List of Subsidiaries(16)
    23.1    Consent of Paul, Hastings, Janofsky & Walker LLP(17)
            (consent included in 5.1)
    23.2    Consent of Ernst & Young LLP, Independent Auditors, Orange
            County, California(17)
    23.3    Consent of Ernst & Young LLP, Independent Auditors, McLean,
            Virginia(17)
    23.4    Consents of Joel E. Sammet & Co., Certified Public
            Accountants(17)
    23.6    Consent of Ernst & Young LLP, Independent Auditors, Orange
            County, California(17)
    23.7    Consent of Moreland & Davis, Alameda County, California(17)
    23.8**  Consent of M. Jevahirian and Co., Independent Auditors,
            Birmingham, Michigan
    23.9    Consent of Ernst & Young, Independent Auditors, Reading,
            England(17)
    24.1    Power of Attorney(12) (included in signature page)


-------------------------

** Filed herewith.


 (1) Included as an Exhibit to FutureLink's registration statement on Form SB-2 filed August 24, 1998.

 (2) Included as an Exhibit to FutureLink's Amendment No. 1 to registration statement on Form SB-2 filed October 23, 1998.

 (3) Included as an Exhibit to FutureLink's Amendment No. 2 to registration statement on Form SB-2 filed November 24, 1998.

 (4) Included as an Exhibit to FutureLink's Amendment No. 3 to registration statement on Form SB-2 filed December 14, 1998.

 (5) Included as an Exhibit to FutureLink's Quarterly Report on Form 10-QSB for period ended March 31, 1999, filed May 20, 1999.

 (6) Included as an Exhibit to FutureLink's Current Report on Form 8-K filed June 16, 1999.

 (7) Included as an Exhibit to FutureLink's Quarterly Report on Form 10-QSB for period ended June 30, 1999, filed August 18, 1999.

 (8) Included as an Exhibit to FutureLink's Current Report on Form 8-K filed October 27, 1999.

 (9) Included as an Exhibit to FutureLink's Current Report on Form 8-K filed November 23, 1999.

(10) Included as an Exhibit to FutureLink's Current Report on Form 8-K filed December 8, 1999.

(11) Included as an Exhibit to FutureLink's Current Report on Form 8-K filed January 6, 2000.

(12) Included as an Exhibit to FutureLink's registration statement on Form SB-2 filed February 11, 2000.

(13) Included as an Exhibit to FutureLink's Current Report on Form 8-K filed February 14, 2000.

(14) Included as an Exhibit to FutureLink's Current Report on Form 8-K filed March 15, 2000.

(15) Included as an Exhibit to FutureLink's First Amendment to Registration Statement on Form SB-2 filed April 14, 2000.

(16) Included as an Exhibit to FurtureLink's Second Amendment to Registration Statement on Form SB-2 filed May 3, 2000.


(17) Included as an Exhibit to FutureLink's Fourth Amendment to Registration Statement on Form SB-2 filed June 9, 2000.

(18) We entered into an employment agreement with Raghu Kilambi on June 1, 1999, which we amended on October 8, 1999 that is substantially identical in all material respects to our employment agreement with Mr. Ladouceur, except as to salary and bonus provisions. Mr. Kilambi's base salary is $180,000 per year and he is entitled to receive a performance bonus of up to $180,000.



(19) Some of our subsidiaries are parties to agreements with the same party that are substantially identical in all material respects.


(b) FINANCIAL STATEMENT SCHEDULES.

ITEM 17. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     (b) To the extent that indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant under the above provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in respect of the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered in that prospectus, and the offering of such securities at that time shall be deemed to be the initial bona fide offering of such securities.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this Amendment No. 5 to Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Irvine, California on June 27, 2000.


                                          FUTURELINK CORP.

                                          By: /s/ PHILIP R. LADOUCEUR
                                            ------------------------------------
                                              Philip R. Ladouceur
                                              Chairman and Chief Executive
                                              Officer

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 5 to Registration Statement on Form SB-2 has been signed below by the following persons in the capacities and on the dates indicated.



                    NAME                                       TITLE                         DATE
                    ----                                       -----                         ----
           /s/ PHILIP R. LADOUCEUR             Chairman, Chief Executive Officer and     June 26, 2000
---------------------------------------------  Director
             Philip R. Ladouceur

                      *                        President, Chief Operating Officer and    June 26, 2000
---------------------------------------------  Director
               Glen C. Holmes

            /s/ RAGHU N. KILAMBI               Executive Vice President, Chief           June 26, 2000
---------------------------------------------  Financial Officer, Principal
              Raghu N. Kilambi                 Accounting Officer and Director

                      *                        Director                                  June 26, 2000
---------------------------------------------
              F. Bryson Farrill

                      *                        Director                                  June 26, 2000
---------------------------------------------
              Timothy P. Flynn

                      *                        Director                                  June 26, 2000
---------------------------------------------
               Michael S. Falk

                      *                        Director                                  June 26, 2000
---------------------------------------------
               Gerald A. Poch

                      *                        Director                                  June 26, 2000
---------------------------------------------
               James P. McNiel

                      *                        Vice President, Secretary and General     June 26, 2000
---------------------------------------------  Counsel
               Kyle B.A. Scott



*By: /s/  PHILIP R. LADOUCEUR

--------------------------------
PHILIP R. LADOUCEUR
ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------
     1.1    Form of Underwriting Agreement(17)
     2.1    Share Purchase Agreement dated August 4, 1998 between
            FutureLink Distribution Corp., a Colorado corporation,
            Donald A. Bialik, Olivia B. Bialik, Bialik Family Trust,
            Riverview Management Corporation, SysGold Ltd., and
            FutureLink Distribution Corp., an Alberta corporation(1)
     2.2    Targetco Acquisition Agreement dated August 3, 1998 between
            FutureLink Distribution Corp., a Colorado corporation, and
            FutureLink Alberta(1)
     2.3    Amending Agreement to Share Purchase Agreement dated August
            21, 1998 between FutureLink Distribution Corp., a Colorado corporation, Donald A. Bialik, Olivia B. Bialik, Bialik
            Family Trust, Riverview Management Corporation, SysGold
            Ltd., and FutureLink Alberta(3)
     2.4    Agreement and Plan of Reorganization and Merger dated June
            2, 1999 between FutureLink Distribution Corp., FutureLink
            California Acquisition Corp., Executive LAN Management,
            Inc., dba Micro Visions, and the selling shareholders of
            Micro Visions(6)
     2.5    Agreement and Plan of Merger dated August 1, 1999 between
            FutureLink Distribution Corp. and FutureLink California
            Acquisition Corporation, a Delaware corporation(8)
     2.6    Agreement and Plan of Reorganization and Merger dated
            September 7, 1999 between FutureLink Distribution Corp.,
            FutureLink Pleasanton Acquisition Corp., CN Networks, Inc.,
            and the selling shareholders of CN Networks, Inc.(9)
     2.7    Agreement and Plan of Reorganization and Merger dated
            September 7, 1999 between FutureLink Distribution Corp.,
            FutureLink Michigan Acquisition Corp., Async Technologies,
            Inc., and the selling shareholders of Async Technologies,
            Inc.(10)
     2.8    Certificate of Merger dated October 15, 1999 of FutureLink
            Distribution Corp., a Colorado corporation, into FutureLink
            California Acquisition Corp., a Delaware corporation(8)
     2.9    Amending Agreement dated October 15, 1999 to Agreement and
            Plan of Reorganization and Merger between FutureLink Corp.,
            FutureLink California Acquisition Corp., and the selling
            shareholders of Executive LAN Management, Inc.(8)
     2.10   Amending Agreement dated October 29, 1999 to Agreement and
            Plan of Reorganization and Merger, between FutureLink
            Distribution Corp., FutureLink Michigan Acquisition Corp.,
            Async Technologies, Inc., and the selling shareholders of
            Async Technologies, Inc.(10)
     2.11   Amending Agreement dated October 31, 1999 to Agreement and
            Plan of Reorganization and Merger between FutureLink Corp.,
            FutureLink Pleasanton Acquisition Corp., CN Networks, Inc.
            and the selling shareholders of CN Networks, Inc.(9)
     2.12   Amending Agreement dated November 14, 1999 to Agreement and
            Plan of Reorganization and Merger between FutureLink Corp.,
            FutureLink Michigan Acquisition Corp., Async Technologies,
            Inc., and the selling shareholders of Async Technologies,
            Inc.(10)
     2.13   Agreement for the Sale and Purchase of the Entire Issued
            Share Capital of KNS Holdings Limited dated November 15,
            1999 between FutureLink Corp. and the selling shareholders of KNS Holdings Limited(11)
     2.14   Amending Agreement dated November 26, 1999 to Agreement and
            Plan of Reorganization and Merger between FutureLink Corp.,
            FutureLink Michigan Acquisition Corp., Async Technologies,
            Inc., and the selling shareholders of Async Technologies,
            Inc.(10)
     2.15   Supplemental Agreement dated December 20, 1999 to Agreement for Sale and Purchase of the Entire Issued Share Capital of
            KNS Holdings Limited, between FutureLink Corp. and the
            selling shareholders of KNS Holdings Limited(11)
     2.16   The Agreement and Plan of Reorganization and Merger dated
            December 2, 1999 by and among FutureLink Corp., FutureLink
            Maryland Acquisition Corp., Vertical Software, Inc., Curtis
            Eshelman and James C. Harvey(13)

EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------
     2.17   The Agreement and Plan of Reorganization and Merger dated
            February 1, 2000 by and among FutureLink Corp., FutureLink
            Delaware Acquisition Corp., MicroLAN Systems Inc., Madison
            Consulting Resources Inc., Madison Consulting Resources (NJ)
            Inc., Ira Silverman, Richard Silverman, Adam Silverman and
            Adam Fox(14)
     3.1    Certificate of Incorporation of FutureLink Corp.(8)
     3.2    Bylaws of FutureLink Corp.(8)
     5.1    Opinion of Paul, Hastings, Janofsky & Walker LLP with
            respect to the validity of the securities being offered(17)
    10.1    Stock Option Plan dated June 29, 1998(1)
    10.2    First Amendment to Second Amended and Restated Stock Option
            Plan dated December 10, 1999, as amended(12)
    10.3    Agency Agreement dated April 14, 1999 between FutureLink
            Distribution Corp. and Commonwealth(5)
    10.4    Letter Agreement dated December 6, 1999 between FutureLink
            Distribution Corp. and Thomson Kernaghan & Co. Limited(12)
    10.5    Advisory Agreement dated May 1, 1999 between FutureLink
            Distribution Corp. and Commonwealth Associates, L.P.(5)
    10.6    Agency Agreement dated July 1, 1999 between FutureLink
            Distribution Corp. and Commonwealth Associates, L.P.(7)
    10.7    Loan Agreement dated August 1, 1999 between FutureLink Corp.
            and Vincent L. Romano(7)
    10.8    Securities Purchase Agreement dated October 15, 1999 between
            FutureLink Corp., Pequot Private Equity Investment Fund II,
            L.P. and certain other investors(8)
    10.9    Amended and Restated Registration Rights Agreement dated
            April 28, 2000 between FutureLink Corp., Pequot Private
            Investment Fund II, L.P., and certain other investors
            (blacklined to the Registration Rights Agreement dated
            October 15, 1999 between the parties which was filed as an
            Exhibit to the Registration Statement on Form SB-2 filed on
            February 11, 2000)(16)
    10.10   Securities Purchase Agreement dated April 28, 2000 between
            FutureLink Corp., Pequot Private Equity Investment Fund II,
            L.P. and Pequot Endowment Fund, L.P.(16)
    10.11   Form of Warrant to Purchase Shares of Common Stock(16)
    10.12   Registration Rights Agreement dated December 6, 1999 between
            FutureLink Corp. and CPQ Holdings, Inc.(12)
    10.13   Securities Purchase Agreement dated December 6, 1999 between
            FutureLink Corp. and CPQ Holdings, Inc.(12)
    10.14   Employment Agreement dated June 1, 1999 between Philip R.
            Ladouceur and FutureLink Distribution Corp.(12)(18)
    10.15   Employment Agreement dated September 30, 1999 between Glenn
            C. Holmes and FutureLink Corp.(12)
    10.16   Employment Agreement dated August 1, 1999 between Vincent L.
            Romano and FutureLink Corp.(12)
    10.17   Client/Agency Agreement dated August 7, 1999 between Sicola,
            Martin, Koons & Frank, Inc. and FutureLink Distribution
            Corp., as revised(12)
    10.18   Master Loan and Security Agreement dated November 3, 1999
            between Transamerica Business Credit Corporation, FutureLink
            Corp. and FutureLink Micro Visions Corp.(12)
    10.19   Security Agreement dated November 3, 1999 between
            Transamerica Business Credit Corporation and FutureLink
            Distribution Corp.(12)
    10.20   Master Lease and Financing Agreement dated November 15, 1999 between Compaq Financial Services and FutureLink Corp.(12)
    10.21   Master Lease Agreement dated December 16, 1999 between
            EMC(2) and FutureLink Corp.(12)

EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------
    10.22   Revised Offer to Lease dated March 24, 1998 between Bow
            Valley Square Management Ltd. and SysGold, Ltd., as amended, for 250 6th Avenue, Calgary(1)
    10.23   Lease Agreement dated September 23, 1999 between Kilroy
            Realty, L.P., Kilroy Realty Corporation, and FutureLink
            Distribution Corporation for 220 Technology Drive, Irvine
            and assignment of Lease Agreement dated October 15, 1999(12)
    10.24   Microsoft Certified Solution Provider Agreement dated
            January 28, 2000 between Microsoft Corporation and
            FutureLink Corp.(15)(19)
    10.25   Microsoft Application Services Agreement dated December 23,
            1999 between Microsoft Corporation and FutureLink
            Corp.(12)(19)
    10.26   Final Invoice/Enrollment Contract (MSCP) dated April 28,
            1998 between Microsoft Corporation and FutureLink Corp.(1)
    10.27   Direct Commercial Service License Agreement dated May 21,
            1999 between Microsoft Corporation and FutureLink
            Distribution Corp.(12)(19)
    10.28   Service Agreement dated June 1, 1998 between Willson
            Stationers Ltd. and FutureLink Alberta(1)
    10.29   Solution Provider Contract dated July 27, 1998 between IBM
            Canada Ltd. and FutureLink/SysGold Ltd.(1)
    10.30   Hosting Services Distributor Agreement (version 4) dated
            November 12, 1998 between Onyx Software Corp. and FutureLink
            Distribution Corp.(12)
    10.31   Onyx Software License Agreement dated August 5, 1998 between
            Onyx Software Corp. and FutureLink Distribution Corp.(12)
    10.32   Alliance Partner Agreement dated October 26, 1998 between
            Great Plains Software and FutureLink Distribution Corp.(12)
    10.33   Citrix Solutions Network Gold Renewal Membership Agreement
            dated July 16, 1999 between Citrix Systems, Inc. and
            FutureLink Distribution Corp.(12)(19)
    10.34   Citrix Solutions Network Platinum Renewal Membership
            Agreement dated April 20, 1999 between Citrix Systems, Inc.
            and Async Technologies, Inc.(12)(19)
    10.35   Information Systems Services Agreement dated January 19,
            1999 between FutureLink Alberta and Numac Energy, Inc.(12)
    10.36   Information Systems Services Agreement dated July 1, 1999
            between Canadian Natural Resources, Ltd. and FutureLink
            Alberta(12)
    10.37   Alliance Partner Agreement dated February 12, 1999 between
            FutureLink Alberta and JAWS Technologies, Inc.(1)
    10.38   Master Consulting Agreement dated December 1, 1998 between
            Ameriquest Mortgage Company and Micro Visions(12)
    10.39   Internet Data Center Services Agreement dated May 7, 1999
            between Exodus Communications, Inc. and Executive LAN
            Management, Inc.(12)
    10.40   Form of EMC(2) Corporation Software License Agreement(12)
    15.1    Letter of Acknowledgement, Moreland & Davis, Alameda County,
            California(17)
    15.2    Letter of Acknowledgement, M. Jevahirian & Co., Birmingham,
            Michigan(17)
    21.0    List of Subsidiaries(16)
    23.1    Consent of Paul, Hastings, Janofsky & Walker LLP(17)
            (consent included in 5.1)
    23.2    Consent of Ernst & Young LLP, Independent Auditors, Orange
            County, California(17)
    23.3    Consent of Ernst & Young LLP, Independent Auditors, McLean,
            Virginia(17)
    23.4    Consents of Joel E. Sammet & Co., Certified Public
            Accountants(17)
    23.6    Consent of Ernst & Young LLP, Independent Auditors, Orange
            County, California(17)
    23.7    Consent of Moreland & Davis, Alameda County, California(17)
    23.8**  Consent of M. Jevahirian and Co., Independent Auditors,
            Birmingham, Michigan
    23.9    Consent of Ernst & Young, Independent Auditors, Reading,
            England(17)
    24.1    Power of Attorney(12) (included in signature page)

-------------------------

** Filed herewith.


 (1) Included as an Exhibit to FutureLink's registration statement on Form SB-2 filed August 24, 1998.

 (2) Included as an Exhibit to FutureLink's Amendment No. 1 to registration statement on Form SB-2 filed October 23, 1998.

 (3) Included as an Exhibit to FutureLink's Amendment No. 2 to registration statement on Form SB-2 filed November 24, 1998.

 (4) Included as an Exhibit to FutureLink's Amendment No. 3 to registration statement on Form SB-2 filed December 14, 1998.

 (5) Included as an Exhibit to FutureLink's Quarterly Report on Form 10-QSB for period ended March 31, 1999, filed May 20, 1999.

 (6) Included as an Exhibit to FutureLink's Current Report on Form 8-K filed June 16, 1999.

 (7) Included as an Exhibit to FutureLink's Quarterly Report on Form 10-QSB for period ended June 30, 1999, filed August 18, 1999.

 (8) Included as an Exhibit to FutureLink's Current Report on Form 8-K filed October 27, 1999.

 (9) Included as an Exhibit to FutureLink's Current Report on Form 8-K filed November 23, 1999.

(10) Included as an Exhibit to FutureLink's Current Report on Form 8-K filed December 8, 1999.

(11) Included as an Exhibit to FutureLink's Current Report on Form 8-K filed January 6, 2000.

(12) Included as an Exhibit to FutureLink's registration statement on Form SB-2 filed February 11, 2000.

(13) Included as an Exhibit to FutureLink's Current Report on Form 8-K filed February 14, 2000.

(14) Included as an Exhibit to FutureLink's Current Report on Form 8-K filed March 15, 2000.

(15) Included as an Exhibit to FutureLink's First Amendment to Registration Statement on Form SB-2 filed April 14, 2000.

(16) Included as an Exhibit to FurtureLink's Second Amendment to Registration Statement on Form SB-2 filed May 3, 2000.


(17) Included as an Exhibit to FutureLink's Fourth Amendment to Registration Statement on Form SB-4 filed June 9, 2000.



(18) We entered into an employment agreement with Raghu Kilambi on June 1, 1999, which we amended on October 8, 1999 that is substantially identical in all material respects to our employment agreement with Mr. Ladouceur, except as to salary and bonus provisions. Mr. Kilambi's base salary is $180,000 per year and he is entitled to receive a performance bonus of up to $180,000.



(19) Some of our subsidiaries are parties to agreements with the same party that are substantially identical in all material respects.